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                                                                   EXHIBITS 23.3



                        [ROTH & COMPANY LLP LETTERHEAD]



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report for the nine months ended September 30, 1995, dated December 18, 1995, included in Capstone Pharmacy Services, Inc.'s Form 8K/A dated December 31, 1995 and to all references to our Firm included in this registration statement.



                                            /s/ ROTH & COMPANY LLP



Brooklyn, New York


July 25, 1997